UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2007

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada		89129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2007, Allegiant Travel Company (the "Company") received notice of a signed Air Transportation Charter Agreement between its wholly-owned subsidiary, Allegiant Air, LLC and Harrah’s Operating Company Memphis, LLC ("Harrah’s"). Under the Agreement, the Company is to provide charter services for Harrah’s to and from Tunica, Mississippi, Gulfport/Biloxi, Mississippi, New Orleans, Louisiana, Shreveport, Louisiana, St. Louis, Missouri and Council Bluffs, Iowa. The Company will devote two of its aircraft to the operations under the Agreement and Harrah’s will guarantee a minimum amount of flying during the two-year term of the Agreement. The Company will realize minimum fixed fee revenues in excess of $11.8 million each year under the Agreement. Service under the Agreement will begin in January 2008. The Agreement provides that Harrah’s will bear the risk of fuel prices.

Item 8.01 Other Events.

On October 9, 2007, the Company purchased one MD83 aircraft for cash. The Company expects to place this aircraft into service during December 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

October 16, 2007	By:	/s/Andrew C. Levy

Name: Andrew C. Levy
Title: Managing Director